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                                 EXHIBIT (4)(d)

                              FORM OF POLICY RIDER
                   (BENEFICIARY EARNINGS ENHANCEMENT - EXTRA)

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[LOGO]
Transamerica Life Insurance Company                     Home Office:
A Stock Company (Hereafter called the Company, we,      4333 Edgewood Road N.E.
our or us)                                              Cedar Rapids, Iowa 52499
                                                        (319)398-8511



                         ADDITIONAL DEATH BENEFIT RIDER

We issued this rider as a part of the policy to which it is attached.

This rider will pay an Additional Death Benefit Amount equal to a percentage of the gains accumulated in the policy since the rider was added plus a percentage of any remaining death proceeds from the day the rider was added. This Additional Death Benefit, if any, will be paid whenever death proceeds are payable on the base policy to which this rider is attached.

This rider will be considered terminated when the policy is annuitized or surrendered, or an Additional Death Benefit is paid or added to the policy under spousal continuation under the terms of this rider. You may also cancel this benefit at any time by notifying us at our service center. However, if the rider is terminated it can not be re-elected within a year after it was last terminated. Once re-elected, a new rider will be issued and the Additional Death Benefit amount will be re-determined.

Policy Number:
Rider Date:
Rider Benefit Percentage:
Initial Death Benefit Option:
Rider Fee Percentage:

DEFINITIONS

Future Growth
The policy gains accrued and not previously withdrawn since the Rider Date. On a given date, this amount is equal to: the death proceeds of the base policy on that date; minus the death proceeds of the base policy on the Rider Date; minus premiums paid after the rider date; plus amounts withdrawn from the Policy Value after the Rider Date that exceed the Future Growth immediately prior to the withdrawal. This amount may be zero, but will never be less than zero.

Rider Anniversary
The anniversary of the Rider Date for each year the rider remains in force.

Rider Benefit Base
This amount is equal to the Future Growth plus a remaining amount of initial death proceeds. The remaining amount of initial death proceeds is defined as the Initial Death Benefit Option, as shown above, multiplied by the death proceeds of the base policy on the Rider Date; minus amounts withdrawn from the Policy Value after the Rider Date that exceed the Future Growth immediately prior to the withdrawal. This amount may be zero, but will never be less than zero.

Rider Date
The date that this rider is added to the policy.

Rider Fee
A Rider Fee is deducted annually on each Rider Anniversary prior to annuitization. The Rider Fee amount is equal to the Rider Fee Percentage above multiplied by the Policy Value on the date the fee is deducted. We will also deduct this fee upon full surrender of the policy or other termination of the rider. The Rider Fee is deducted pro rata from each Investment Option. The fee is deducted even during periods when the Additional Death Benefit rider would not pay any benefit.


RTP13 1101

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ADDITIONAL DEATH BENEFIT AMOUNT

If death proceeds are payable under the terms of the base policy to which this rider is attached, this rider will pay an Additional Death Benefit. If death occurs prior to the fifth Rider Anniversary, the rider will pay an Additional Death Benefit equal to the sum of all Rider Fees paid since the Rider Date. If death occurs on or after the fifth Rider Anniversary, the rider will pay an Additional Death Benefit equal to the rider Benefit Percentage multiplied by the Rider Benefit Base on the date used to calculate the death proceeds.

SPOUSAL CONTINUATION

If a death occurs and the base contract gives the spouse the right to continue the contract, and the deceased's spouse, if any, is continuing the base policy in lieu of receiving the death proceeds, the continuing spouse will receive a one-time Policy Value increase equal to the amount of the Additional Death Benefit. At this time the rider would terminate.


RTP13 1101(2)

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Additional Death Benefit Example:

The Additional Death Benefit rider is added to a new policy opened with $100,000 initial premium. The Rider Benefit is 40%. The client chose a 75% Initial Death Benefit Option with a Rider Fee of 0.60%. On the first and second Rider Anniversaries, the Policy Value is $110,000 and $95,000 respectively when the Rider Fees are deducted. The client adds $25,000 premium in the third Rider Year when the Death Proceeds are equal to $115,000 and then takes a withdrawal of $35,000 during the fourth Rider Year when the Death Proceeds are equal to $145,000. After five years, the Death Proceeds have grown to $130,000.

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Additional Death Benefit Example Calculations:
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
Death Proceeds on Rider Date                                                                                              $  100,000
Additional Death Benefit during first Rider Year                                                                          $        0
Rider Fee on first Rider Anniversary (= Rider Fee * Policy Value = 0.60% * $110,000)                                      $      660
Additional Death Benefit during 2nd Rider Year (= sum of total Rider Fees paid)                                           $      660
Rider Fee on second Rider Anniversary (= Rider Fee * Policy Value = 0.60% * $95,000)                                      $      570
Additional Death Benefit during 3rd Rider Year (= sum of total Rider Fees paid = $660 + $570)                             $    1,230

Rider Fees will continue to be deducted each Rider Anniversary.

Future Growth prior to premium payment in 3rd year (= Current Death Proceeds - Death Proceeds on Rider Date -
Premiums paid after Rider Date + Withdrawal amounts that exceed Future Growth prior to withdrawal = $115,000 -
$100,000 - $0 + $0)                                                                                                       $   15,000

Amount of Initial Death Proceeds remaining (= Initial Death Benefit Option * Death Proceeds on Rider Date -
withdrawal amounts that exceed Future Growth prior to withdrawal = 75% * $100,000 - $0)                                   $   75,000

Rider Benefit Base (= Future Growth + Amount of Initial Death Proceeds remaining = $15,000 + $75,000)                     $   90,000

Death Proceeds after premium payment in 3rd year                                                                          $  140,000

Future Growth after premium payment ($140,000 - $100,000 - $25,000 + $0)                                                  $   15,000

Amount of Initial Death Proceeds remaining (= 75% * $100,000 - $0)                                                        $   75,000

Rider Benefit Base (= $15,000 + $75,000)                                                                                  $   90,000


Future Growth prior to withdrawal in 4th Rider Year (= $145,000 - $100,000 - $25,000 + $0)                                $   20,000

Amount of Withdrawal that exceeds Future Growth prior to withdrawal (= $35,000 - $20,000)                                 $   15,000

Death Proceeds after withdrawal (assumes no withdrawal adjustments)                                                       $  110,000

Future Growth just after withdrawal in 4th Rider Year (= $110,000 - $100,000 - $25,000 + $15,000)                         $        0

Amount of Initial Death Proceeds remaining after withdrawal (= 75% * $100,000 - $15,000)                                  $   60,000

Rider Benefit Base (= $0 + $60,000)                                                                                       $   60,000


Future Growth after 5 Rider Years (= $130,000 - $100,000 - $25,000 + $15,000)                                             $   20,000

Amount of Initial Death Proceeds remaining (= 75% * $100,000 - $15,000)                                                   $   60,000

Rider Benefit Base (= $20,000 + $60,000)                                                                                  $   80,000

Additional Death Benefit after 5 Rider Years = Rider Benefit Percentage * Rider Benefit Base = 40% * $80,000              $   32,000

Total Death Proceeds  (* base policy Death Proceeds + Additional Death Benefit Amount = $130,000 + $32,000)               $  162,000
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                               Signed for Us at our Home Office.


          /s/ Craig D. Vermie                           /s/ Larry N. Norman
          -------------------                           -------------------
               SECRETARY                                     PRESIDENT





RTP 1101(3)